Exhibit 99.1

1 Fountain Square
Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE

news	Contacts:	Thomas A. H. White 423 294 8996 Matt Barnett 423 294 7498

Unum Group Announces Highlights of

2015 Outlook Meeting

Sees Continuation of Strong Operating Performance and Solid Capital Position

CHATTANOOGA, TN (December 16, 2014) – Unum Group (NYSE: UNM) senior management is hosting a meeting today in New York City with analysts and investors to provide an update of the Company’s recent results and its outlook for 2015. This morning’s presentation will include the following highlights:

•	The Company will confirm its previously provided outlook for 2014 operating earnings per share growth of five percent to ten percent.

•	The Company is in the process of completing a review of the adequacy of the reserves supporting its closed block of long-term care business and anticipates that in the fourth quarter of 2014 it will increase reserves reported under generally accepted accounting principles (GAAP) by approximately $400 million to $500 million, after tax. Further, the Company anticipates that its capital metrics for year-end 2014 will be slightly above its previously provided outlook.

•	Turning to its 2015 outlook, the Company anticipates growth in operating earnings per share to be within a range of 2 percent to 5 percent, with anticipated share repurchases within a range of $400 million to $600 million.

“Thus far in the fourth quarter, we have continued to experience a number of the very positive trends which we’ve seen throughout the year including strong sales momentum, accelerating premium growth and favorable risk results,” said Thomas R. Watjen, president and chief executive officer. “For this reason, we continue to be very comfortable with our previously provided outlook for 2014 of operating earnings growth of five to ten percent. We expect these positive trends to continue into next year, which is reflected in the 2015 outlook we will discuss with investors today. Unfortunately, today’s persistently low interest rates are a challenge, but even with these headwinds

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

we expect to maintain solid operating margins and significant financial flexibility in 2015 to support the needs of the businesses, while also continuing to return capital to our shareholders.”

The Company also is announcing that, as part of its annual reserve review, it expects to increase the reserves supporting its long-term care business. “The long-term care business remains a very challenging business, especially in this low interest rate environment, and continues to be an area of great focus for our management team,” added Watjen. “I am quite confident that we are taking all of the right actions to manage this difficult business, and the steps we are outlining today will enable us to better position this business for the future. As we will discuss with investors, these actions do not have any impact on our core businesses or capital management strategy for 2015.”

Also, the Company will discuss additional details of its 2015 financial plan and capital management plans.

•	Primary factors impacting the 2015 outlook include the expectation of continued momentum in premium income growth of 4 percent to 6 percent for its core operations along with generally stable risk experience, offset in part by the continued negative effects of today’s low interest rate environment including a reduction of 50 basis points to the discount rate which the Company anticipates implementing in the fourth quarter of 2014 for new group long-term disability claim incurrals in Unum US.

•	The Company currently estimates its year-end 2014 capital metrics, after consideration of the anticipated GAAP reserve increase and a statutory reserve increase of approximately $150 million for its First Unum subsidiary, will be slightly above the outlook provided a year ago, with the weighted average risk-based capital ratio for the Company’s traditional U.S. insurance companies exceeding 400 percent and cash and marketable securities in its holding companies exceeding $500 million.

•	The Company continues to anticipate the generation of strong cash flow from its operations in 2015 which will support planned share repurchases within a range of $400 million to $600 million. In addition, management expects that in May 2015 it will recommend to its Board of Directors to again increase its common stock dividend.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

•	Finally, the Company expects to maintain a strong capital position and is establishing an outlook for year-end 2015 weighted average risk-based capital ratio to be within a range of 375 percent to 400 percent and cash and marketable securities in its holding companies to be in excess of $500 million.

Executive vice president and chief financial officer, Richard P. McKenney, said “Due to strong operational trends in our core businesses, we expect to close 2014 with capital metrics consistent with our original plans for the year. Looking forward, we are confident in the strength of our franchise which we expect to enable us to maintain significant financial flexibility while also maintaining a strong return of capital to our shareholders.”

OTHER INFORMATION

Low-income Housing Tax Credits

As previously discussed in the Company’s most recent Form 10-Q, the Financial Accounting Standards Board issued an update, which the Company intends to adopt effective January 1, 2015, to provide guidance on the accounting and reporting for investments in affordable housing projects that qualify for low-income housing tax credits. Amortization will be reported through the income tax line under the revised guidance rather than as negative net investment income, which will increase the Company’s before-tax income but also increase the 2015 effective tax rate to an expected range of 31 percent to 32 percent. The Company estimates that adoption of this update will result in a cumulative effect adjustment that will decrease the opening balance of 2015 retained earnings between $25.0 million and $35.0 million, with an immaterial decrease in net income in 2015 and in each of the years preceding to which the retrospective adoption is applied.

Pension Plan Change

Also as previously discussed in the Company’s most recent Form 10-Q, in September 2014, the Company amended its U.S. qualified defined benefit pension plan to allow a limited-time offer of benefit payouts to eligible former employees with a vested right to a pension benefit. The offer provided eligible former employees, regardless of age, with an option to elect to receive a lump-sum settlement of his or her entire accrued pension benefit in December 2014 or to elect receipt of monthly pension benefits commencing in January 2015. Upon

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

distribution of the lump-sum payouts, the Company will account for the payouts as settlements and will recognize in income the applicable portion of the unrecognized actuarial loss pertaining to the settled benefit obligation and currently included in accumulated other comprehensive income. The Company currently estimates that the unrecognized actuarial loss that will be recognized in its results during the fourth quarter of 2014 will be within the range of $40 million to $55 million, after applicable income tax. The ultimate payout amount will depend on participant election rates. The loss associated with the payout is subject to certain economic factors such as the discount rate at the time of settlement and the current year’s asset performance relative to the assumed long-term rate of return on plan assets.

The meeting, which is being held today at the Grand Hyatt New York, will begin at 8:30 a.m. and will be simulcast in a listen-only mode on the “Investors” page of the Company’s website (www.unum.com) approximately 15 minutes prior to the start of the meeting.

The presentation will be available on the “News and Events” page and will remain on the website for one year after the event.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about growth in after-tax operating income per share, anticipated reserve increases, the loss associated with the pension payout, weighted average risk-based capital ratios and cash and marketable securities, premium income growth, and share repurchases, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign; (2) sustained periods of low interest rates; (3) fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality rates, and offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in government programs; (4) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (5) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (6) the failure of cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems; (7) ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (8) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (9) changes in our financial strength and credit ratings; (10) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (11) actual experience that deviates from our assumptions used in pricing, underwriting, and reserving; (12) actual persistency and/or sales growth that is higher or lower than projected; (13) changes in demand for our products due to, among other factors, changes in societal attitudes, the rate of unemployment, consumer confidence, and/or legislative and regulatory changes, including healthcare reform; (14) effectiveness of our risk management program; (15) contingencies and the level and results of litigation; (16) changes in accounting standards, practices, or policies; (17) fluctuation in foreign currency exchange rates; (18) ability to generate sufficient internal liquidity and/or obtain external financing; (19) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; (20) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets; and (21) terrorism, both within the U.S. and abroad, ongoing military actions, and heightened security measures in response to these types of threats.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further discussion about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2013, and our subsequently filed Form 10-Qs. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.